                                                                    EXHIBIT 10.9

                              EMPLOYMENT AGREEMENT
                    Entered into this __ day of _____ , 2004

               This Employment Agreement (together with its appendices: the
"AGREEMENT"), dated as of July 1, 2004, between ORMAT Technologies, Inc., a
Delaware corporation ("EMPLOYER"), and Yoram Bronicki ("EMPLOYEE");

                              W I T N E S S E T H :
                              - - - - - - - - - - -

               WHEREAS, Employee has been employed by Ormat Industries Ltd.
("OIL"), Employer's parent company, and OPTI Canada Inc., in different managerial positions; and

               WHEREAS, Employer wishes to retain the services of Employee for the operation of its businesses and to employ Employee upon the terms and conditions set forth herein; and

               WHEREAS, Employee is willing to be employed by Employer upon the terms and conditions set forth herein;

                               A G R E E M E N T S

               NOW, THEREFORE, for and in consideration of the foregoing
premises and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Employer and Employee hereby agree as follows:

1.     EMPLOYMENT. Employer will employ Employee, and Employee will accept employment by Employer, as its Chief Operating Officer ("COO")
       responsible for the Employer's operations in the United States. Employer may direct Employee to perform services through its subsidiary, Ormat
       Systems Ltd. ("OSL"), in which event Employee shall also serve as the COO of OSL or such other managerial position in OSL as may be agreed upon.
       Employee will perform the duties assigned to him from time to time by the
       Employer for services for the Employer and any corporation controlling, controlled by, or under common control with the Employer (together:
       "AFFILIATES") and for any business ventures in which Employer or its
       Affiliates may participate. The term "CONTROL" shall mean the ability to dictate the policies of another corporation, whether by share ownership, contract or otherwise.

       Employee's regular place of employment is the Employer's corporate offices in Nevada but it is agreed that Employee is required to perform frequent business trips in and out of the United States. Should Employee permanently relocate to a different jurisdiction, including to Israel, whether he be employed by Employer or by an Affiliate thereof (in which event this Agreement shall be assigned to such Affiliate), this Agreement shall automatically be modified, as further appropriate to reflect the jurisdiction in which Employee is to be employed and as customary in employment agreements which are subject to the same applicable law of executive officers employed by Employer or the Affiliate.

       Employee commenced employment with an Affiliate of Employer, in Israel, on [_____________]. Should Employee permanently relocate to Israel, whether he be employed by Employer or by an Affiliate thereof, Employee's seniority will be deemed to include his prior period of employment in
       Israel with OIL, for all intents and purposes, including for rights depending on seniority. For the removal of doubt, his seniority shall not include his periods of permanent employment outside of Israel.

       As a managerial employee, Employee is expected to render work in accordance with the requirements and demands of his executive position and will not be entitled to any pay for working overtime (including working beyond eight (8) hours a day, or during weekends, holidays, etc.). Nor will any law restricting hours of work and requiring payment for working overtime apply to Employee.

       Employee will be required to follow (a) all work and administrative rules
       (including procedures for travel expenses reimbursement) of Employer as in current use and as may be amended from time to time; and (b) all national or local law, ordinance or regulation of the country in which
       Employee's work is performed.

2.     ATTENTION AND EFFORT. Employee will devote his full time, ability, attention and effort to the business of Employer and its Affiliates, and will skillfully serve their interests during the term of this Agreement.
       It is hereby agreed that the Employee may devote part of his time to other occupations including (i) civic, charitable and other philanthropic activities (ii) caring for his personal investments (iii) serving on the board of directors of corporations in which Employer or any of its
       Affiliates is invested and (iv) such other occupations as are expressly approved by the Employer.

3.     TERM. The employment of the Employee hereunder shall be for a period commencing on the date hereof and ending June 30, 2006 (the "INITIAL
       TERM"), unless terminated sooner pursuant to the provisions of this
       Agreement. Should the employment of the Employee continue with the
       Employer until June 30, 2006 without the execution of a new or modified employment agreement, this Agreement and all its terms and conditions shall be automatically extended for additional successive two year terms
       (each additional two years period being referred to herein as an
       "EXTENDED TERM") unless (i) at least 120 days prior to the termination of the Initial Term or an Extended Term, a party hereof provides the other party a written notice of that party's refusal to extend this Agreement beyond the date of termination of the Initial Term or the Extended Term during which the notice is given, in which case this Agreement will terminate on such termination date or (ii) Employee is offered and accepts employment with an Affiliate of Employer, in which event
       Employee's employment with Employer shall terminate 90 days after the offer is accepted or on the date agreed by Employee and the Affiliate as the date of commencement of his employment with the Affiliate, whichever is later, and Employer shall have no further obligation hereunder, provided that the terms of such employment shall be governed by, and the
       Affiliate shall assume, this Agreement, which shall be automatically modified as set forth in section 1 above.

4.     COMPENSATION. During the Initial Term and any Extended Term of this
       Agreement, the Employer agrees to pay and/or cause OSL to pay to Employee
       (and Employer will

       guarantee OSL's obligations hereunder), and Employee agrees to accept, in exchange for the services rendered hereunder by him, the following compensation:

       4.1.   BASE SALARY. Employee's base salary shall be fourteen thousand
              Dollars ($14,000) per month before all customary payroll
              deductions payable in accordance with the Employer's customary payroll procedures.

       4.2.   BONUS. Employer will pay Employee, and Employee shall be entitled to receive from Employer, an annual bonus equal to 0.75% of the lower of (i) the net pre-tax yearly profit of the Employer's operating plants in the United States and (ii) the net cash flow before taxes and before capital expenditures for enhancement of the operating plants generated by the Employer's operating plants in the United States during the year, but no more than the sum equaling 3 times the annual base salary of Employee. The bonus will be paid within 45 days of approval of the Employer's annual financial statements by the Employer's Board of Directors.
              Notwithstanding the above, the audit committee and/or the Board of
              Directors of OIL shall have the right, considering OIL's financial conditions and/or its financial results to reduce the bonus with respect to any particular year or to resolve that no such bonus shall be paid with respect to a particular year. This provision shall be deemed an agreement for the benefit of a third party
              (OIL), and will expire once OIL audit committee's approval and/or
              OIL board of director's approval is no longer required for employment agreements between Employer and Employee.

       4.3.   LONG-TERM INCENTIVES. Employee shall be eligible for awards under the Ormat Group's Long-Term Incentive Plans if and as granted to
              Employee, subject to receipt of approvals required by applicable law.

       4.4.   NO OTHER PAYMENTS. This Agreement describes all payments,
              compensation and benefits to which Employee is entitled from
              Employer and its subsidiaries, and no other allowances or bonuses will be paid except as expressly approved by the Board of
              Directors of Employer, and any other approval required by
              applicable law.

5.     BENEFITS.

       5.1.   VACATION. Employee shall be entitled to a total paid vacation of four weeks per year, not cumulative from year to year without specific written authorization from Employer, which authorization must be made no later than 90 days before the end of the year in which the vacation may be taken. Maximum length of a single vacation period is two weeks, unless specifically authorized by the Employer.

       5.2.   MEDICAL AND HOSPITALIZATION INSURANCE. Employee will be entitled to receive Employer's standard medical insurance benefits.

       5.3.   HOLIDAYS. Employee will be entitled to all legal holidays in the
              United States as well as Rosh Hashanah, Yom Kippur and the first day of Passover. Any other

       time off for holidays, including other Israeli holidays, will count against Employee's vacation time.

       5.4.   SICK LEAVE. Employee will be entitled to time off for illness as approved by Employer, and supported by a physician's letter if for a single period of three days or more, up to a maximum of 30 days per year.

       5.5.   401(K). Employee will be enrolled to Employer's Simple 401(k)
              program, in accordance with the terms of the program from time to time.

       5.6.   Employee shall participate in employee benefit plans that cover senior executives of Employer, to the extent eligible under the terms of such plans.

       5.7.   EMPLOYMENT BY AFFILIATE; EMPLOYMENT IN ISRAEL. In the event that the Employee becomes employed by an Affiliate of the Employer and this Agreement becomes the obligation of the Affiliate, the benefits to which the Employee is entitled under this Section 5 shall be automatically adjusted to reflect appropriate benefits in the jurisdiction in which the Employee is to be employed by the
              Affiliate. Without derogating from the above, upon relocation to
              Israel, whether Employee be employed by Employer or by an
              Affiliate, Employee shall be entitled to the benefits as specified in APPENDIX 5.7 attached to this Agreement, instead of the benefits specified in sub-sections 5.1-5.6 above.

6.     TERMINATION.

       6.1.   BY EMPLOYER WITHOUT CAUSE. Employer may terminate the employment of Employee without Cause upon providing 120 days' prior written notice to Employee. In the event of termination by Employer without Cause, Employee shall continue to be entitled to salary, bonus and other compensation and benefits set forth in this
              Agreement for the unexpired portion of the Initial Term or any
              Extended Term, except that if such prior notice is given less than
              120 days prior to the termination of the Initial Term or an
              Extended Term, such salary, bonus and other compensation and benefits shall be paid for a period of 120 days after notice is given.

       6.2.   BY EMPLOYER FOR CAUSE. Employer may terminate the employment of
              Employee at any time for Cause. In the event of termination by
              Employer for Cause, Employee shall not be entitled to any salary, bonus, or other compensation or benefits except for accrued but unpaid salary through the last day worked. "CAUSE" means the occurrence of one or more of the following events:

                     (i)    Habitual unjustifiable failure or refusal to perform
                            the lawful duties of the Employee described in
                            Sections 1 and 2 hereof;

                     (ii)   Violation by Employee of a state or federal criminal
                            law involving the commission of a crime against
                            Employer or a felony, provided that a violation of
                            criminal law shall not constitute Cause if

                            Employee is entitled to be indemnified by Employer
                            in connection therewith;

                     (iii)  Repeated misuse by Employee of alcohol or controlled substances; deception, fraud, misrepresentation or
                            dishonesty by Employee; any intentional act or
                            omission by Employee which substantially impairs
                            Employer's business, goodwill or reputation; or

                     (iv)   Any other material violation of this Agreement by
                            Employee.

       6.3.   TERMINATION BY EMPLOYEE. Employee may terminate this Agreement upon providing 120 days' prior written notice to Employer. In the event of termination by Employee, Employee shall be entitled to salary, bonus and other compensation and benefits through the last day worked. Notwithstanding the above, in the event of a Change in
              Control, as defined hereunder, Employee shall have the right, exercisable at any time during a period of 180 days from the
              Change in Control becoming effective, to terminate the
              employment by a 90 days' prior written notice.

       6.4.   DEATH. If Employee shall die during the Initial Term or any
              Extended Term, this Agreement shall terminate except that the
              Employee's estate shall be entitled to receive (i) any unpaid base salary accrued to the date of the Employee's death, (ii) any unpaid bonus earned by Employee for a completed year, and (iii) a portion of the annual bonus set forth in Section 4.2 for the year of the Employee's death and payable after the end of such year but multiplied by a fraction, the numerator of which is the number of days in the year through Employee's death and the denominator of which is 365.

       6.5.   DISABILITY. If Employee becomes physically or mentally disabled, whether totally or partially, so that he is prevented from performing the essential functions of his position for more than
              90 consecutive days, the Employer may terminate the employment of
              Employee, and the provisions of section 6.4 shall apply, mutatis mutandis. Employee shall be entitled to receive benefits under
              Employer's existing long term disability plan (if any), if eligible under the terms of such plan.

       6.6.   RELOCATION TO ISRAEL. Should Employee relocate to Israel, this section 6 shall be replaced with the provisions of APPENDIX 6.6 attached hereto.

7.     CHANGE IN CONTROL.

       7.1.   DEFINITION OF "CHANGE IN CONTROL" AND "GOOD REASON". A "CHANGE IN
              CONTROL" shall be deemed to have occurred if

                     (i)    any person (except a publicly traded depository
                            trust company or other similar nominees holding
                            shares for their public bneneficial owners), as that
                            term is used in Sections 13(d) and 14(d) of the
                            Securities Exchange Act of 1934, as amended, as in
                            effect on July 1, 2004 ("EXCHANGE ACT") is or
                            becomes the beneficial owner (as that term is
                            defined in Section 13(d) of the Exchange Act and the
                            rules and regulations promulgated thereunder) of 50%
                            or more of the combined voting power of the then
                            outstanding voting securities entitled to vote
                            generally in the election of directors ("VOTING
                            SECURITIES") of Employer or of OIL, excluding,
                            however, if such ownership is the result of any of
                            the following: (a) any acquisition

                            directly from the Employer or from OIL, other than
                            an acquisition by virtue of a public offering or by
                            virtue of the exercise of a conversion privilege
                            unless the security being so converted was itself
                            acquired directly from the Employer, or (b) any
                            acquisition by the Employer; or if

                     (ii)   more than 50% of the members of the Board of
                            Directors of the Employer shall not be Continuing
                            Directors (which term, as used herein, means the
                            directors of Employer (a) who were members of the
                            Board of Directors of Employer on July 1, 2004 or
                            (b) who subsequently became directors of Employer
                            and who were elected or designated to be candidates
                            for election as nominees for the Board of Directors,
                            or whose election or nomination for election by
                            Employer's stockholders was otherwise approved, by a
                            vote of 75% of the Continuing Directors then on the
                            Board of Directors but shall not include, in any
                            event, any individual whose initial assumption of
                            office occurs as a result of either an actual or
                            threatened election contest (as such terms are used
                            in Rule 14(a)-11 of Regulation 14A promulgated under
                            the Exchange Act) or other actual or threatened
                            solicitation of proxies or consents by or on behalf
                            of a person other than the Board of Directors); or
                            if

                     (iii)  Employer shall be merged or consolidated with, or,
                            in any transaction or series of transactions,
                            substantially all of the business or assets of
                            Employer shall be sold or otherwise acquired by,
                            another corporation or entity unless, as a result
                            thereof, (a) the stockholders of Employer
                            immediately prior thereto shall beneficially own,
                            directly or indirectly, at least 60% of the combined
                            Voting Securities of the surviving, resulting or
                            transferee corporation or entity (including, without
                            limitation, a corporation that as a result of such
                            transaction owns Employer or all or substantially
                            all of Employer's business or assets either directly
                            or through one or more subsidiaries) ("NEWCO")
                            immediately thereafter in substantially the same
                            proportions as their ownership immediately prior to
                            such corporate transaction, (b) no person
                            beneficially owns (as such terms are used in
                            Sections 13(d) and 14(d) of the Exchange Act and the
                            rules and regulations promulgated thereunder),
                            directly or indirectly, 50% or more of the Voting
                            Securities of Newco immediately after such corporate
                            transaction except to the extent that such ownership
                            of Employer existed prior to such corporate
                            transaction and (c) more than 50% of the members of
                            the Board of Directors of Newco shall be Continuing
                            Directors; or if

                     (iv)   the stockholders of the Employer or of OIL approve a
                            complete liquidation or dissolution of Employer or
                            of OIL.

              "GOOD REASON" shall be deemed to have occurred only if Employee terminates employment for any of the following reasons:

                     (v)    a reduction by Employer in Employee's base salary as
                            in effect at the time of a Change in Control plus
                            all increases therein subsequent thereto, a
                            reduction in the Employee's bonus as in effect at
                            the time of Change in Control plus all increases
                            therein subsequent thereto, a change in the manner
                            of computation of Employee's annual bonus that is
                            adverse to Employee, failure to maintain Employee's
                            eligibility for awards under the Ormat Group's Long
                            Term Incentive Plans as in effect at the time of the
                            Change in Control and with all improvements therein
                            subsequent thereto or failure to maintain Employee's
                            participation in Employer's employee benefit plans
                            as in effect at the time of the Change in Control
                            and with all improvements therein subsequent
                            thereto;

                     (vi)   the assignment to Employee of any duties
                            inconsistent with Employee's position, duties,
                            responsibilities and status with the Employer at the
                            time of the Change in Control, or any material
                            reduction in Employee's authority or
                            responsibilities from those assigned at the time of
                            the Change in Control, or a change in the Employee's
                            title or offices as in effect at the time of the
                            Change in Control, or any removal of the Employee
                            from, or any failure to re-elect the Employee to,
                            any of such positions, except in connection with the
                            termination of the Employee's employment as a result
                            of death, or by the Employer for disability or for
                            Cause, or by the Employee for other than Good
                            Reason; or

                     (vii)  the relocation of the Employee's office to a
                            location more than 60 miles from its location at the
                            time of a Change in Control or the Employer
                            requiring the Employee to be based anywhere other
                            than at such office, except for required travel for
                            Employer's business to an extent substantially
                            consistent with Employee's business travel
                            obligations at the time of a Change in Control.

              The Employee must provide a notice in writing to the Employer which shall set forth the specific "Good Reason" relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated.

       7.2.   COMPENSATION UPON CHANGE IN CONTROL.

                     (i)    If, within three years following a Change in
                            Control, the employment of the Employee is
                            terminated by the Employer other than for disability
                            or Cause or if, within 180 days following a Change
                            in Control, Employee terminates the employment
                            pursuant to Section 6.3 above or Appendix 6.6 below
                            or if the Employee terminates his employment for
                            Good Reason (all subject to section 6 above), then
                            Employer shall pay to the Employee as a lump sum on
                            the fifth

                            business day following his last day worked the
                            amounts in clauses (a) through (e) below:

                            (a) the Employee's full unpaid base salary accrued
                            through the date of termination of this Agreement;

                            (b) in lieu of any further salary payments for
                            periods subsequent to the date of termination of
                            this Agreement, payment of the Employee's monthly
                            base salary at the time of the Change in Control
                            plus any increases therein multiplied by 24;

                            (c) in lieu of any future annual bonus payments
                            (except as provided in clause (e) below) the average
                            of the annual bonus paid to the Employee for the two
                            years immediately preceding the Change in Control
                            multiplied by two;

                            (d) the amount of the annual matching contribution
                            that would be made by the Employer to the Employee's
                            Simple 401 (k) Plan assuming that the Employee
                            elected the maximum contribution thereunder that
                            could be made by the Employee, multiplied by two;
                            and

                            (e) a portion of the annual bonus for the year in
                            which the termination of employment occurs, paid
                            within 45 days after approval of the consolidated
                            audited financial statements for that year by the
                            Employer's Board of Directors and by OIL's Board of
                            Directors, with the amount thereof multiplied by a
                            fraction, the numerator of which is the number of
                            days in the years through the date of termination of
                            employment and the denominator of which is 365, and
                            any unpaid annual bonus for any completed year.

                     (ii)   If, within three years following a Change in
                            Control, the Employer shall terminate the Employee's
                            employment (other than for disability or for Cause),
                            or if, within 180 days following a Change in
                            Control, Employee terminates the employment pursuant
                            to Section 6.3 above or Appendix 6.6 below or if the
                            Employee terminates his employment for Good Reason,
                            the Employer shall maintain in full force and
                            effect, for the Employee's continued benefit for a
                            two year period after his last day worked, or until
                            Employee obtains new employment, whichever is
                            earlier, all employee health, accident, life
                            insurance, disability and other employee welfare
                            benefit plans, programs or arrangements (including
                            pension accruals and loss of work capacity insurance
                            payments to Employee's Managers' Insurance Policy,
                            if active) in which Employee was participating
                            immediately prior to the date of the Change in
                            Control plus all improvements therein subsequent
                            thereto, provided that the continued participation
                            of the Employee is not prohibited under the terms
                            and provisions of such plans, programs and
                            arrangements. In the event that the Employee's
                            participation in any such plan, program or
                            arrangement is

                            prohibited, the Employer shall arrange to provide
                            the Employee with benefits substantially similar to
                            those that the Employee would have been entitled to
                            receive under such plan, program or arrangement if
                            he had remained a participant for such additional
                            period.

                     (iii)  In the event the employment of the Employee is
                            terminated by Employer pursuant to Section 6.1 and a
                            Change in Control occurs within six months
                            thereafter, the Employee shall then be entitled to
                            compensation under this Section 7.2 reduced by any
                            compensation previously received under Section 6.1.

8.     NON-COMPETITION AND NON-SOLICITATION.

       8.1.   APPLICABILITY. This paragraph 8 shall survive the termination of
              Employee's employment with Employer except that Sections 8.2 and
              8.3 shall terminate and be of no effect if Employment is
              terminated by Employer without Cause or Employee terminates his employment subsequent to a Change in Control for Good Reason.

       8.2.   SCOPE OF NON-COMPETITION. Employee agrees that he will not, directly or indirectly, during his employment and for a period of one year from the date on which his employment with Employer terminates, be employed by, consult with or otherwise perform services for, own, manage, operate, join, control or participate in the ownership, management, operation or control of or be connected with, in any manner, any Competitor (as hereinafter defined) unless released from such obligation in writing by
              Employer. A "COMPETITOR" shall include any entity which competes with Employer in the geothermal and waste heat field (and
              industries set forth in an addendum to this Agreement, from time to time) worldwide, or any entity which is developing energy products or services that will be in competition with the energy products or services of Employer. Employee shall be deemed to be connected with a Competitor if such Competitor is (a) a
              partnership in which he is a general or limited partner or employee, (b) a corporation or association in which he is a shareholder, officer, employee or director, or (c) if Employee is a member, consultant or agent of such Competitor; provided, however, that nothing herein shall prevent the purchase or ownership by Employee of shares which constitute less than five percent of the outstanding equity securities of a publicly or privately held entity, if Employee has no other relationship with such entity and provided further, that nothing herein shall prevent the Employee to be employed or provide services (including consultation services) to a Competitor, if the functions as an employee, or services rendered, do not compete with Employer, in the meaning set forth above.

       8.3.   SCOPE OF NON-SOLICITATION. Employee shall not intentionally directly or indirectly solicit, influence or entice, or attempt to solicit, influence or entice, any employee or consultant of
              Employer to cease his relationship with Employer or solicit, influence, entice or in any way divert any customer, distributor, partner, joint venturer or supplier for Employer to do business or in any way become associated

              with any Competitor to the detriment of Employer. This Section 8.3 shall apply during the time period described in Section 8.2 hereof.

       8.4.   NON-DISCLOSURE: RETURN OF MATERIALS. During the term of his employment by Employer and following termination of such
              employment, Employee will not disclose (except as required by his duties to Employer), any Confidential Information (as defined below) to any third party. All documents, procedural manuals, guides, specifications, plans, drawings, designs, computer programs and similar materials, lists of present, past or future customers, customer proposals, invitations to submit proposals, price lists and data relating to pricing of Employer's products and services, records, notebooks and similar repositories of or containing any Confidential Information (including all copies thereof) coming into Employee's possession or control by reason of
              Employee's employment by Employer, whether prepared by Employee or others; (i) are the property of the Employer, (ii) will not be used by Employee intentionally in any way adverse to Employer,
              (iii) will not be removed from Employer's premises or photocopied
              (except as Employee's employment by Employer shall require) and
              (iv) at the termination of Employee's employment, will be left with, or forthwith returned to, Employer.

              As used in this Agreement, "CONFIDENTIAL INFORMATION" shall mean secret or proprietary information of whatever kind or nature disclosed to Employee or becoming known to Employee (whether or not invented, discovered or developed by Employee), at any time during Employee's employment by Employer or his previous
              employment by Employer's Affiliates as a consequence or through such employment. Such secret or proprietary information shall include information relating to design, manufacture, application, know-how, research and development relating to Employer's present, past or prospective products, sources of supplies and materials, operating and other cost data, lists of present customers, customer proposals, price lists and data relating to pricing of
              Employer's products or services. Such secret or proprietary information shall specifically include, without limitation all information contained in Employer's manuals, memoranda, formulae, plans, drawings and designs, specifications, data supply sources, computer programs and records, legends or otherwise identified by
              Employer as confidential information.

              Confidential Information shall not, however, include information which is now or hereafter becomes generally known or available in the industry or to the public through no act on the part of
              Employee, is received by Employee from another person that is (to
              Employee's knowledge) free to disclose the same without
              restriction, or is independently developed by a third party who
              (to Employee's knowledge) has had no access to that or similar
              Confidential Information as disclosed pursuant to this Agreement.

              Employee's obligations under this Section 8.4 shall terminate three (3) years after the termination of Employee's employment.

                                       10

       8.5.   RIGHTS TO INVENTIONS.

                     (i)    The know-how, Inventions (as defined below) and such
                            other data that will be developed during Employee's
                            employment, and all modifications thereof even if
                            made after termination of Employee's employment,
                            shall belong to Employer, and Employer will be the
                            sole and exclusive owner of any and all rights
                            pertaining thereto.

                     (ii)   Employee shall keep signed, witnessed and dated
                            records of any and all ideas, inventions,
                            improvements and discoveries (whether or not
                            patentable), made, conceived or first reduced to
                            practice by Employee in the course of his employment
                            under this Agreement, together with all supporting
                            evidence such as notes, sketches, drawings, models
                            and data pertaining thereto. Employee shall promptly
                            make full disclosure to Employer of any Inventions
                            or modifications thereof. At the time of this
                            Agreement, Employee has not been issued any patents
                            for any device, process, design or invention of any
                            kind which may be used by or needed by Employer in
                            connection with Employer's activities, services, and
                            product and which he has not assigned to Employer
                            and duly recorded in the United States Patent
                            Office. Employee agrees that all inventions
                            developed by Employee while he was employed by
                            Employer and prior to the date of this Agreement
                            while he was employed by Employer's affiliates are
                            the property of Employer and subject to the terms of
                            this paragraph 8.

                     (iii)  Employer will have the right to submit patent
                            applications based on such inventions. Such patents
                            will identify the original inventors, as required by
                            patent law in the United States, and also in other
                            countries, even if not required by law.

                            Employee shall, at Employer's expense, promptly
                            execute formal applications for patents and also do
                            all other acts and things (including, among other,
                            executing and delivering instruments of further
                            assignments, registration, assurance or
                            confirmation) deemed by Employer necessary or
                            desirable at any time or times in order to effect
                            the full assignment to Employer of Employee's
                            rights, title, and interest to such Inventions
                            and/or modifications, without payment therefor and
                            without further compensation beyond Employee's
                            agreed compensation for employment. The absence of a
                            request by Employer for information, or for the
                            making of an oath, or for the execution of any
                            document, shall in no way be construed to constitute
                            a waiver of the rights of Employer.

                            Should Employer determine that it has no intent to
                            make a patent application for an Invention, and that
                            it has no reason to keep such inventions
                            confidential, Employee will have the right, after

                                       11

                            receiving Employer's approval in writing, to pursue
                            patent application at its own risk and expense. It
                            is expressly understood that Employer may withhold
                            such approval as it deems necessary at its sole
                            discretion.

                     (iv)   As used in this Agreement, "INVENTIONS" shall mean
                            those discoveries, developments, inventions and
                            works of authorship, whether or not patentable,
                            relating to Employer's present, past or prospective
                            activities, services and products, which activities,
                            services and products are known by Employee at any
                            time during Employee's employment by Employer as a
                            consequence of such employment, including any
                            patents, models, trade secrets, trademarks, service
                            marks, copyrightable subject matter and any
                            copyrights therein, proprietary information, design
                            of a useful article (whether the design is
                            ornamental or otherwise), computer programs and
                            related documentation, and other writings, code,
                            algorithms and information and related documentation
                            and materials which the Employee has made, written
                            or conceived or may make, write or conceive, during
                            Employee's employment by Employer, either solely or
                            jointly with others, and either on or off Employer's
                            premises (a) while providing services to Employer,
                            or (b) with the use of time, materials or facilities
                            of Employer, or (c) relating to any Employer's
                            product, service or activity of which Employee has
                            knowledge, or (d) suggested by or resulting from any
                            work performed by or for Employer. Such term shall
                            not be limited to the meaning of "invention" under
                            the United States patent laws.

       8.6.   EQUITABLE RELIEF. Employee acknowledges that the provisions of this paragraph 8 are essential to Employer, that Employer would not enter into this Agreement if it did not include this paragraph
              8 and that losses sustained by Employer as a result of a breach of this paragraph 8 cannot be adequately remedied by damages, and
              Employee agrees that Employer, notwithstanding any other provision of this Agreement, and in addition to any other remedy it may have under this Agreement or at law, shall be entitled to injunctive and other equitable relief, without the necessity for posting a bond, to prevent or curtail any breach of any provision of this
              Agreement, including, without limitation, this paragraph 8.

       8.7.   DEFINITION OF EMPLOYER. For purposes of Section 8.2 and Section
              8.3 hereof, "EMPLOYER" shall include all Affiliates of Employer, and any business ventures in which Employer or its Affiliates may participate.

9.     SEVERABILITY. To the extent any provision of this Agreement shall be invalid, illegal or unenforceable in any respect, it shall be considered deleted herefrom, and the remainder of such provision and of this
       Agreement shall be construed as if such invalid, illegal or unenforceable provision (or portion thereof) had never been contained herein. In furtherance and not in limitation of the foregoing, should the duration or geographical

                                       12

       extent of, or business activities covered by any provision of this
       Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered.

10.    FORM OF NOTICE. All notices given hereunder shall be given in writing, shall specifically refer to this Agreement and shall be personally delivered or sent by telecopy or other electronic facsimile transmission or by registered or certified mail, return receipt requested, at the addresses set forth below;

       If to Employee:                            Yoram Bronicki
                                                  -----------------------

                                                  -----------------------

       If to Employer:                            Ormat Technologies Inc.
                                                  980 Greg Street
                                                  Sparks, Nevada 89431
                                                  Attn:  Chief Executive Officer

       If notice is mailed, such notice shall be effective after 10 days of mailing; if notice is personally delivered, it shall be effective upon receipt; and if sent by electronic facsimile transmission, it shall be effective on the following business day.

11.    WAIVERS. No delay or failure by any party hereto in exercising, protecting or enforcing any of its rights, titles, interests or remedies hereunder, and no course of dealing or performance with respect thereto, shall constitute a waiver thereof. The express waiver by a party hereto of any right, title, interest or remedy in a particular instance or circumstance shall not constitute a waiver thereof in any other instance or circumstance. All rights and remedies shall be cumulative and not exclusive of any other rights or remedies.

12.    AMENDMENTS IN WRITING. No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure therefrom by either party hereto, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by Employer and Employee.

13.    APPLICABLE LAW. Subject to Section 1 hereof, this Agreement shall be in all respects, including all matters of construction, validity and performance, be governed by, construed and enforced in accordance with, the laws of the State of Nevada, without regard to any rules governing conflicts of laws.

14.    MITIGATION. The Employee shall not be required to mitigate the amount of any payment made after termination of employment by seeking other employment or otherwise, nor shall the amount of any such payment by the
       Employer be reduced by any compensation earned by the Employee as the result of employment by another employer after termination of employment or by any other compensation except as provided in Section 7.2(ii).

                                       13

15.    SUCCESSORS. The Employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or a majority of the business or assets of the Employer, by agreement in form and substance reasonably satisfactory to the Employee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Employer would be required to perform it if no such succession had taken place. Failure of the Employer to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Employee to compensation under Section 7.2 in the same amount and on the same terms as the
       Employee would have been entitled to hereunder if the Employee had given a notice of termination for Good Reason as of the day immediately before such succession became effective and had specified that day in his notice. As used in this Agreement, "EMPLOYER" shall mean the Employer as defined in the first sentence of this Agreement and any successor to all or substantially all its business or assets or which otherwise becomes bound by all the terms and provisions of this Agreement, whether by the terms hereof, by operation of law or otherwise. This Agreement shall inure to the benefit of and be enforceable by the Employee and his personal or legal representatives and successors in interest under this
       Agreement.

16.    HEADINGS. All headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

17.    ENTIRE AGREEMENT. This Agreement on and as of the date hereof constitutes the entire Agreement between Employer (and/or Affiliates) and Employee with respect to the subject matter hereof and all prior or contemporaneous oral or written communications, understandings or agreements between Employer (and/or Affiliates) and Employee with respect to such subject matter are hereby superseded and nullified in their entireties, except for such rights and benefits of Employee under his employment agreement with OIL (which was assigned to and assumed by OSL)
       to which Employee may be entitled should his employment with Employer terminate without Employee being subsequently employed by Affiliate thereof.

                            [signature page follows]

                                       14

               IN WITNESS WHEREOF, the parties have executed and entered into this Agreement on the date set forth above.

                                              EMPLOYEE:

                                              -----------------------------

                                              EMPLOYER:

                                              BY:__________________________
                                              TITLE:_______________________

                                       15

                                  APPENDIX 5.7
                                  ------------
                    BENEFITS IF EMPLOYEE RELOCATES TO ISRAEL

1.     VACATIONS:

       1.1.   30 days fully paid annual vacation. The annual vacation days may be accrued unlimitedly.

       1.2.   10 Recovery days ("Dmei Havra'ah") each year, to be paid in accordance with the customary rate in OSL.

       1.3.   90 days of fully paid sickness leave each year. Provided however, the Employee shall not be entitled to his base salary during such sickness leave, if and to the extent he is entitled to payments under a Loss of Working Capacity Insurance Policy. The days of sickness leave may be accrued with no limitation (subject to
              Employer's rights hereunder) but they may not, in any event, be redeemed or cashed by Employee.

2.     VEHICLE:

       2.1.   Employer shall provide Employee with an executive automobile of licensing group 3, which shall be new or not more than 3 years old, and of a make and model acceptable to Employee and Employer.

       2.2.   Employer shall bear all costs involved in the use and maintenance of the automobile, except traffic or parking fines and except taxes imposed on such benefit.

3.     EXECUTIVE MANAGERS' INSURANCE POLICY AND SEVERANCE PAY: Employer shall insure Employee under Pension Insurance Plans ("the plans") chosen by the
       Employee, as follows:

       3.1.   Employer shall pay to the plans an amount equal to 13.33% of the
              Employee's base salary (8.33% towards severance pay and 5% towards pension pay) as well as an amount equal to up to 2.5% of the
              Employee's base salary to insure loss of working capacity. Upon
              Employee's relocating to Israel and upon any increase in
              Employee's base salary, Employer shall pay the plans such amounts as required for the sums accumulated under the Policy, on account of the Employee's severance pay, to equal at all times the amount of severance pay Employee is entitled to based on his last salary and his seniority with the Ormat Group (as determined in section 1 to the Agreement).

       3.2.   In addition, Employer shall deduct 5% from Employee's base salary and transfer such amount to the plans (towards pension pay).

4.     EDUCATIONAL FUND ("KEREN HISHTALMUT"): Employer shall pay to an
       Educational Fund chosen by Employee up to an amount equal to 7.5% of
       Employee's base salary (but no more than the salary limit exempt from tax under current tax law), as well as deduct up to

                                       16

       an amount of 2.5% from Employee's base salary (but no more than the salary limit exempt from tax under current tax law) and transfer such amount to the Fund.

5.     REIMBURSEMENT OF EXPENSES: Employee shall be entitled to reimbursement for reasonable out-of-pocket expenses incurred by Employee in connection with his employment with Employer, including for travel, professional literature, hosting, newspapers, phone conversationsetc.. The reimbursement shall be effected against the presentation of proper invoices.

6.     OTHER: other benefits customary to all employees of the Ormat Group, such as dental insurance, annual medical check ups etc..

                                       17

                                  APPENDIX 6.6
                                  ------------

            TERMINATION OF EMPLOYMENT IF EMPLOYEE RELOCATES TO ISRAEL

6.     TERMINATION

       6.1.   Without derogating from the provisions of section 3 above, each party may terminate this Agreement and the employment of Employee hereunder by providing the other party with a 120 days' written notice prior to the end of the respective term (the "Prior Notice
              Period"). Employer may relieve the Employee from the obligation to work during the Prior Notice Period, all or any part thereof, or terminate this Agreement prior to the termination of the Prior
              Notice Period, provided however that in the event of termination by Employer, Employee shall continue to be entitled to salary, bonus (including on a pro-rata basis, if termination occurs in mid-year) and other compensation and benefits set forth in this
              Agreement for the unexpired portion of the Initial Term or any
              Extended Term as if his employment continued through out this
              Term, except that if such prior notice is given less than 120 days prior to the termination of the Initial Term or an Extended Term, such salary, bonus and other compensation and benefits shall be paid for a period of 120 days after notice is given.
              Notwithstanding the above, in the event of a Change in Control, as defined hereunder, Employee shall have the right, exercisable at any time during a period of 180 days from the Change of Control becoming effective, to terminate the employment by a 90 days prior written notice.

       6.2.   In the event of termination of this Agreement whether by Employer, whether by Employee (except under the circumstances described in section 6.4 hereunder), Employee (or the Employee's estate, as applicable) shall be entitled to assignment to Employee of ownership of his Executive Managers' Insurance Policy ("MANAGERS'
              INSURANCE POLICY") and monies accumulated therein, and payment of the difference, if any, between the sums accumulated in such
              Managers' Insurance Policy on account of the Employee's severance pay, and the amount of severance pay Employee is entitled to based on his last base salary multiplied by the number of years of his seniority with Employer.

       6.3.   In any event, Employee shall be entitled to:

                     (i)    Payment of accrued vacation which remained unused on
                            the date of termination of this Agreement.

                     (ii)   The Employee's share in the Managers' Insurance
                            Policy (i.e., those funds which originate from
                            deductions made from Employee's base salary).

                     (iii)  All monies accumulated in the Employee's Educational
                            Fund.

       6.4.   Notwithstanding the above, in circumstances under which Employee is convicted of a criminal offence constituting an act of moral turpitude, Employer may terminate this Agreement immediately, without giving any prior written notice and with no other
              obligation, and Employee shall not be entitled to the benefits listed in section 6.2 above, but will be entitled to the benefits listed in section 6.3 above.

                                       18